Exhibit 99.1

PRESS RELEASE

For release:	August 7, 2012

Contact:	Media
Linda Hohn
Associate General Counsel
(610) 660-6862
lhohn@global-indemnity.com

Global Indemnity plc Reports Second Quarter 2012 Financial Results.

Dublin, Ireland (August 7, 2012) – Global Indemnity plc (NASDAQ:GBLI) today reported net income for the three months ended June 30, 2012 of $9.6 million or $0.35 per share and net income for the six months ended June 30, 2012 of $20.5 million or $0.72 per share. As of June 30th, book value per share was $31.19, an increase of 3.3% compared to book value per share of $30.19 at March 31, 2012, and an increase of 7.3% compared to book value per share of $29.06 at December 31, 2011. During the 2nd quarter of 2012 the Company repurchased three million shares for $64.4 million, of which $63.4 million were repurchased through a Tender Offer.

Selected Operating and Balance Sheet Data (Dollars in millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011

Gross Premiums Written	$67.6	$95.0	$125.4	$182.6
Net Premiums Written	$61.1	$86.4	$111.4	$169.5

Net income	$9.6	$4.3	$20.5	$18.6
Net income per share	$0.35	$0.14	$0.72	$0.61

Operating income (loss)	$8.2	$(1.9)	$17.2	$3.6
Operating income (loss) per share	$0.29	$(0.06)	$0.61	$0.12

	As of June 30, 2012	As of March 31, 2012	As of December 31, 2011(1)

Book value per share	$31.19	$30.19	$29.06
Shareholders’ equity	$795.2	$859.4	$839.1
Cash and invested assets	$1,572.8	$1,666.7	$1,647.7

(1)	Retrospective adoption of new accounting guidance limiting acquisition costs that can be deferred decreased shareholders’ equity by $2.6 million or $0.09 per share

Cynthia Y. Valko, Chief Executive Officer, stated, “Book value per share has increased by 7.3% since 2011. Our results reflect the actions that were taken to improve profitability and returns for our shareholders. We are growing our more profitable lines and have exited unprofitable classes of business. We are achieving rate increases primarily in our property lines similar to those reported by the industry. The $61 million Tender Offer, which we announced on May 9th, was oversubscribed and we were able to repurchase $63.4 million or 2.9 million shares at $21.75 per share which further enhanced book value per share.”

About Global Indemnity plc and its subsidiaries

Global Indemnity plc (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages in the United States, as well as reinsurance throughout the world. Global Indemnity plc’s two primary divisions are:

•	United States Based Insurance Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity plc website at http://www.globalindemnity.ie.

Teleconference and Webcast for Interested Parties

Cynthia Valko, Chief Executive Officer of Global Indemnity plc, and Thomas McGeehan, Chief Financial Officer of Global Indemnity plc, will conduct a teleconference for interested parties on August 8, 2012 at 2:00 p.m. Eastern Time to discuss the second quarter 2012 results.

To participate in the teleconference, please telephone (800) 288-8967 (U.S. and Canada) or (612) 288-0340 (International) and you will be greeted by an operator. Please reference Global Indemnity plc 2nd Quarter 2012 Earnings Call.

The teleconference is being webcast by AT&T and can be accessed at the Company’s website at www.globalindemnity.ie. Please access the site at least 15 minutes prior to the teleconference to register, download and install any necessary software. The webcast is also being distributed over AT&T’s Audio-Only Web ConferenceCast. To access live or archived event, please use this URL: https://im.csgsystems.com/cgi-bin/confCast, Conference ID#: 256003 and click GO.

The teleconference will be available for replay beginning at 4:00 p.m. Eastern Time on August 8, 2012 and will end on 11:59 p.m. September 8, 2012. To listen to the replay, please telephone (800) 475-6701 (U.S. and Canada) or (320) 365-3844 (International) then enter 256003.

Forward-Looking Information

Forward-looking statements contained in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. We caution investors that our actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for a discussion of the risks and uncertainties which may affect us and for a more detailed discussion of our cautionary note regarding forward-looking statements.

Global Indemnity plc’s Combined Ratio for the Three and Six Months Ended June 30, 2012 and 2011

The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Loss Ratio:
Current Accident Year
Excluding Catastrophes	55.5	68.8	59.5	67.1
Catastrophes	8.1	17.2	6.1	17.8

Current Accident Year	63.6	86.0	65.6	84.9
Changes to Prior Accident Year	(1.1)	(6.8)	(1.7)	(6.9)

Loss Ratio – Calendar Year	62.5	79.2	63.9	78.0
Expense Ratio	41.0	38.5	38.4	38.6

Combined Ratio	103.5	117.7	102.3	116.6

For the three months ended June 30th, the calendar year loss ratio decreased by 16.7 points to 62.5 in 2012 from 79.2 in 2011.

•	Excluding catastrophes, the current accident year loss ratio decreased by 13.3 points to 55.5 in 2012 from 68.8 in 2011.

•

Excluding catastrophes, the property loss ratio increased marginally from 38.4 in the second quarter of 2011 to 38.5 in the second quarter of 2012. Including catastrophes, the property loss ratio decreased by 25.1 points to 53.5 in 2012 from 78.6 in 2011.

•

The casualty loss ratio decreased 16.3 points to 75.2 in 2012 from 91.5 in 2011. The decrease is mainly attributable to actions taken to improve profitability that were implemented in the latter half of 2011.

•

Current year results include a 1.1 point reduction in the loss ratio related to prior accident years. This decrease was mainly related to the Insurance Operations and resulted from continued favorable emergence in the general liability lines.

For the three months ended June 30th, the expense ratio increased from 38.5 in 2011 to 41.0 in 2012.

•

The expense ratio increased from 38.5 in 2011 to 41.0 in 2012 primarily due to the decreases in net earned premiums during the period, the reversal of a bonus accrual in the second quarter of 2011, as well as changes in the mix of business in the Reinsurance Operations.

•	Corporate expenses decreased $2.6 million on a quarter over quarter basis mainly due to a decrease in outside legal fees.

For the six months ended June 30th, the calendar year loss ratio decreased by 14.1 points to 63.9 in 2012 from 78.0 in 2011.

•	Excluding catastrophes, the current accident year loss ratio decreased by 7.6 points to 59.5 in 2012 from 67.1 in 2011.

•

Excluding catastrophes, the property loss ratio decreased from 45.6 in the second quarter of 2011 to 43.7 in the second quarter of 2012. Including catastrophes, the property loss ratio decreased by 31.3 points to 55.8 in 2012 from 87.1 in 2011.

•

The casualty loss ratio decreased 7.3 points to 75.9 in 2012 from 83.2 in 2011. The decrease is mainly attributable to actions taken to improve profitability that were implemented in the latter half of 2011.

•

Current year results include a 1.7 point reduction in the loss ratio related to prior accident years. For 2012, the Company reduced prior accident year loss reserves by $2.1 million. This decrease was entirely related to the Insurance Operations and resulted from continued favorable emergence in the general liability lines.

For the six months ended June 30th, the expense ratio decreased from 38.6 in 2011 to 38.4 in 2012.

•

The expense ratio remained consistent, decreasing marginally from 38.6 in 2011 to 38.4 in 2012. The reduction is primarily due to a decrease in contingent commissions in the Insurance Operations as well as changes in the mix of business in the Reinsurance Operations.

•	Corporate expenses also decreased $3.0 million mainly due to a decrease in outside legal fees.

Global Indemnity plc’s three months ended June 30, 2012 and 2011 Gross and Net Premiums Written Results by Business Unit

(Dollars in thousands)	Three Months Ended June 30,
	Gross Premiums Written		Net Premiums Written
	2012	2011	2012	2011
Insurance Operations	$52,371	$70,375	$45,874	$61,820
Reinsurance Operations	15,261	24,587	15,261	24,587

Total	$67,632	$94,962	$61,135	$86,407

Insurance Operations: For the three months ended June 30, 2012, gross premiums written decreased 25.6%, and net premiums written decreased 25.8%, compared to the same period in 2011. In the second half of 2011 the Company began exiting certain unprofitable classes of business which contributed to the decrease. This was partially offset by increases in the Company’s small business, property brokerage and commercial auto classes.

Reinsurance Operations: For the three months ended June 30, 2012, gross and net premiums written decreased 37.9% compared to the same period in 2011. The decrease was primarily due to the cancellation of several unprofitable treaties during 2012.

Global Indemnity plc’s six months ended June 30, 2012 and 2011 Gross and Net Premiums Written Results by Business Unit

(Dollars in thousands)	Six Months Ended June 30,
	Gross Premiums Written		Net Premiums Written
	2012	2011	2012	2011
Insurance Operations	$100,205	$126,842	$86,780	$114,231
Reinsurance Operations	25,185	55,786	24,636	55,284

Total	$125,390	$182,628	$111,416	$169,515

Insurance Operations: For the six months ended June 30, 2012, gross premiums written decreased 21.0%, and net premiums written decreased 24.0%, compared to the same period in 2011. In the second half of 2011 the Company began exiting certain unprofitable classes of business which contributed to the decrease. This was partially offset by increases in the Company’s small business, property brokerage and commercial auto classes. The decrease in net written premiums also included a one-time reduction to ceded written premiums in 2011 related to the cancellation of a property quota share reinsurance treaty effective January 1, 2011.

Reinsurance Operations: For the six months ended June 30, 2012, gross premiums written decreased 54.9%, and net premiums written decreased 55.4%, compared to the same period in 2011. The decrease was primarily due to the cancellation of several unprofitable treaties during 2012.

# # #

Note: Tables Follow

GLOBAL INDEMNITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Gross premiums written	$67,632	$94,962	$125,390	$182,628

Net premiums written	$61,135	$86,407	$111,416	$169,515

Net premiums earned	$57,859	$78,055	$122,329	$154,024
Investment income, net	11,071	13,930	22,488	28,344
Net realized investment gains	1,941	8,386	3,702	20,383
Other income (loss)	(40)	375	(392)	12,167

Total revenues	70,831	100,746	148,127	214,918

Net losses and loss adjustment expenses	36,158	61,753	78,167	120,095
Acquisition costs and other underwriting expenses	23,760	30,089	46,927	59,483
Corporate and other operating expenses	2,336	4,899	4,824	7,802
Interest expense	1,470	1,743	2,948	3,495

Income before income taxes	7,107	2,262	15,261	24,043
Income tax expense (benefit)	(2,497)	(2,022)	(5,205)	5,502

Net income before equity in net income of partnership	9,604	4,284	20,466	18,541
Equity in net income of partnership, net of tax	—	—	—	53

Net income	$9,604	$4,284	$20,466	$18,594

Weighted average shares outstanding – basic	27,830	30,322	28,223	30,312

Weighted average shares outstanding – diluted	27,836	30,368	28,237	30,350

Net income per share – basic	$0.35	$0.14	$0.73	$0.61

Net income per share – diluted	$0.35	$0.14	$0.72	$0.61

Combined ratio analysis: (1)
Loss ratio	62.5	79.2	63.9	78.0
Expense ratio	41.0	38.5	38.4	38.6

Combined ratio	103.5	117.7	102.3	116.6

(1)	The loss ratio, expense ratio and combined ratio are non-GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY PLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	(Unaudited) June 30, 2012	December 31, 2011 (1)
ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2012 – $1,265,606 and 2011 – $1,258,533)	$1,306,788	$1,296,885
Equity securities:
Available for sale, at fair value (cost: 2012 – $160,262 and 2011 – $155,390)	180,270	168,361
Other invested assets:
Available for sale securities, at fair value (cost: 2012 – $4,156 and 2011 – $4,150)	8,590	6,617

Total investments	1,495,648	1,471,863

Cash and cash equivalents	77,124	175,860
Premiums receivable, net	52,696	47,844
Reinsurance receivables	278,095	287,986
Deferred federal income taxes	9,923	14,642
Deferred acquisition costs	20,187	21,564
Intangible assets	18,520	18,704
Goodwill	4,820	4,820
Prepaid reinsurance premiums	6,621	6,555
Receivable for securities sold	—	1,484
Federal income taxes receivable	9,762	2,223
Other assets	18,227	19,371

Total assets	$1,991,623	$2,072,916

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$941,283	$971,377
Unearned premiums	103,194	114,041
Ceded balances payable	7,643	8,887
Contingent commissions	6,231	7,473
Payable for securities purchased	9,608	—
Notes and debentures payable	102,929	103,000
Other liabilities	25,546	29,075

Total liabilities	1,196,434	1,233,853

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; A ordinary shares issued: 16,488,613 and 21,429,683 respectively; A ordinary shares outstanding: 13,432,093 and 16,810,678, respectively; B ordinary shares issued and outstanding: 12,061,370 and 12,061,370, respectively	3	3
Additional paid-in capital	519,065	621,917
Accumulated other comprehensive income, net of taxes	49,441	40,174
Retained earnings	327,879	307,413
A ordinary shares in treasury, at cost: 3,056,520 and 4,619,005 shares, respectively	(101,199)	(130,444)

Total shareholders’ equity	795,189	839,063

Total liabilities and shareholders’ equity	$1,991,623	$2,072,916

(1)	Retrospective adoption of new accounting guidance limiting acquisition costs that can be deferred decreased deferred acquisition costs by $4.0 million and shareholders’ equity by $2.6 million

GLOBAL INDEMNITY PLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	(Unaudited) June 30, 2012	December 31, 2011

Fixed Maturities	$1,306.8	$1,296.9
Cash and cash equivalents	77.1	175.8

Total bonds and cash and cash equivalents	1,383.9	1,472.7
Equities and other invested assets	188.9	175.0

Total cash and invested assets, gross	1,572.8	1,647.7
Receivable / (payable) for securities	(9.6)	1.5

Total cash and invested assets, net	$1,563.2	$1,649.2

	(Unaudited) Three Months Ended June 30, 2012 (a)	(Unaudited) Six Months Ended June 30, 2012 (a)

Net investment income	$11.1	$22.5

Net realized investment gains	1.9	3.7
Net unrealized investment gain (loss)	(12.0)	11.8

Net realized and unrealized investment returns	(10.1)	15.5

Total investment return	$1.0	$38.0

Average total cash and invested assets (b)	$1,604.4	$1,606.2

Total investment return % annualized	0.3%	4.7%

(a)	Amounts in this table are shown on a pre-tax basis.
(b)	Simple average of beginning and end of period, net of payable/receivable for securities.

GLOBAL INDEMNITY PLC

SUMMARY OF OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011

Operating income (loss)	$8,154	$(1,926)	$17,235	$3,629
Adjustments:
Net realized investment gains, net of tax	1,450	6,210	3,231	14,965

Total after-tax adjustments	1,450	6,210	3,231	14,965

Net income	$9,604	$4,284	$20,466	$18,594

Weighted average shares outstanding – basic	27,830	30,322	28,223	30,312

Weighted average shares outstanding – diluted	27,836	30,368	28,237	30,350

Operating income (loss) per share – basic	$0.29	$(0.06)	$0.61	$0.12

Operating income (loss) per share – diluted	$0.29	$(0.06)	$0.61	$0.12

Note Regarding Operating Income

Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.